UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

GOLDEN NUGGET ONLINE GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38893 (Commission File Number)	83-3593048 (IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which
Class A common stock, par value $0.0001 per share	GNOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2021, Golden Nugget Online Gaming, Inc., a Delaware corporation (the “Company” or “GNOG”), DraftKings Inc., a Nevada corporation ( “DraftKings”), New Duke Holdco, Inc., a Nevada corporation and a wholly owned subsidiary of DraftKings (“New DraftKings”), Duke Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Duke Merger Sub”), and Gulf Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Gulf Merger Sub” and, together with Duke Merger Sub, the “Merger Subs”) entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which DraftKings will, among other things, acquire all issued and outstanding shares of common stock of GNOG (the “GNOG Shares”).

The Merger Agreement and the transactions contemplated therein (the “Acquisition”) were (i) unanimously approved and declared fair to, advisable and in the commercial interests of DraftKings by the board of directors of DraftKings and (ii) unanimously approved and declared advisable and fair to, and in the best interests of, GNOG and its stockholders by the board of directors of GNOG (the “GNOG Board”) acting upon the unanimous recommendation of a special committee of the GNOG Board (the “GNOG Special Committee”).

Concurrently with the execution of the Merger Agreement, certain affiliates of DraftKings and GNOG entered into that certain commercial agreement with respect to expansion of market access, database access and marketing integrations of DraftKings (the “Commercial Agreement”), and Draftkings entered into a support and registration rights agreement (the “Support Agreement”) with New DraftKings, Fertitta, Fertitta Entertainment, Inc., a Texas corporation (“FEI”), Landry’s Fertitta, LLC, a Texas limited liability company (“Landry’s Fertitta” and together with Fertitta and FEI, the “Fertitta Parties”), pursuant to which the Fertitta Parties agreed (i) to not transfer the New DraftKings Class A Common Stock that the Fertitta Parties will receive in the Acquisition prior to the first anniversary of the closing of the Acquisition, (ii) from the date of the Support Agreement to the five-year anniversary of the closing of the Acquisition, not engage in a Competing Business (as defined in the Support Agreement) and (iii) pay the termination fee owed by GNOG in the event the Merger Agreement is terminated because of the failure of GNOG to obtain the requisite stockholder vote to approve the Acquisition. New DraftKings agreed to provide the Fertitta Parties with shelf registration rights with respect to New DraftKings Class A Common Stock and warrants to purchase New DraftKings Class A Common Stock that the Fertitta Parties will receive in connection with the Acquisition. In addition, the Fertitta Parties have agreed to execute (and cause its affiliates to execute) all such agreements and take such action as required to waive the obligations of all Feritta Parties to make interest payments on behalf of GNOG and of GNOG to issue equity in relation to such payments.

The summary of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K are qualified by reference to the full text of the Merger Agreement, which GNOG intends to file as an exhibit to a Current Report on Form 8-K on or about August 9, 2021.

Merger Agreement

Transaction Structure & Merger Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, (a) at the Duke Effective Time (as defined in the Merger Agreement), Duke Merger Sub will be merged with and into DraftKings in accordance with the Nevada Revised Statutes (the “NRS”), with DraftKings becoming the surviving corporation (the “Duke Surviving Corporation”) and (b) at the Gulf Effective Time (as defined in the Merger Agreement), Gulf Merger Sub will be merged with and into GNOG in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with GNOG becoming the surviving corporation (the “Gulf Surviving Corporation”, and together with the Duke Surviving Corporation, collectively the “Surviving Corporations”). In connection with the Acquisition, certain affiliates of Fertitta will consummate certain reorganization transactions to allow LGHN HoldCo, LLC to become a wholly-owned subsidiary of GNOG following the consummation of the Acquisition.

The Merger Agreement provides that upon the consummation of the Acquisition, each holder of GNOG Shares (a “GNOG Shareholder”) will receive 0.365 (the “Exchange Ratio”) of a share of New DraftKings Class A common stock (the “New DraftKings Class A Common Stock”) for each GNOG Share issued and outstanding immediately prior to the Gulf Effective Time, other than any Excluded Shares (as defined in the Merger Agreement).

Each share of DraftKings Class A common stock (“DraftKings Class A Common Stock”) issued and outstanding immediately prior to the Duke Effective Time will be cancelled, cease to exist and be converted into one validly issued, fully paid and non-assessable share of New DraftKings Class A Common Stock and each share of DraftKings Class B common stock issued and outstanding immediately prior to the Duke Effective Time shall be converted into one validly issued, fully paid and non-assessable share of New DraftKings Class B common stock.

Treatment of GNOG RSUs and GNOG Private Placement Warrants

At the Gulf Effective Time, each outstanding restricted stock unit (a “GNOG RSU”) issued by GNOG will automatically and without any required action on the part of the holder thereof vest, then be cancelled and thereafter only entitle the holder of such GNOG RSU to receive (without interest) a number of shares of New DraftKings Class A Common Stock equal to (x) the product obtained by multiplying (i) the number of GNOG Shares subject to such GNOG RSU immediately prior to the Gulf Effective Time by (ii) the Exchange Ratio, less (y) a number of shares of New DraftKings Class A Common Stock equal to the applicable taxes required to be withheld with respect to such GNOG RSU settlement.

At the Gulf Effective Time, each outstanding warrant issued by GNOG (“GNOG Private Warrant”) to purchase shares of GNOG Class A common stock (“GNOG Class A Common Stock”) will automatically and without any required action on the part of the holder convert into a warrant to purchase a number of New DraftKings Class A Common Stock equal to the product of (x) the number of shares of GNOG Class A Common Stock subject to such GNOG Private Warrant immediately prior to the Gulf Effective Time multiplied by (y) the Exchange Ratio, and the exercise price of such GNOG Private Warrant will be determined by dividing (1) the per share exercise price of such GNOG Private Warrant immediately prior to the Gulf Effective Time by (2) the Exchange Ratio.

Treatment of DraftKings RSUs

At the Duke Effective Time, each outstanding restricted stock unit (a “DraftKings RSU”) issued by DraftKings will automatically and without any required action on the part of the holder thereof, cease to represent a restricted stock unit denominated in one share of DraftKings Class A Common Stock and will be converted into a restricted stock unit denominated in one share of New DraftKings Class A Common Stock (a “New DraftKings RSU”). Except as specifically provided in the Merger Agreement, following the Duke Effective Time, each such DraftKings RSU will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable DraftKings RSU immediately prior to the Duke Effective Time.

Representations and Warranties and Covenants

The Merger Agreement contains customary representations and warranties from DraftKings, GNOG, New DraftKings and the Merger Subs, and each party thereto has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business prior to the closing, (2) the use of reasonable best efforts to consummate the Acquisition, (3) with respect to GNOG, delivering to DraftKings, no later than September 8, 2021 (the “Company Written Consent Delivery Date”), a written consent of Tilman J. Fertitta, a stockholder of GNOG currently holding approximately 79.9% of voting power in issued and outstanding GNOG Shares, pursuant to which Fertitta will irrevocably adopt, approve and ratify the Merger Agreement and the Acquisition (the “GNOG Written Consent”), and (4) with respect to DraftKings, delivering to GNOG written consents from its stockholders sufficient to approve the Acquisition in accordance with the NRS and its organizational documents (the “DraftKings Written Consent”). Upon delivery, the GNOG Written Consent and the DraftKings Written Consent will constitute the stockholder approval of GNOG and DraftKings, respectively, required to consummate the Acquisition.

Among other things, the Merger Agreement also prohibits GNOG from soliciting competing acquisition proposals from third parties, except that, subject to certain exceptions and limitations, GNOG may provide information to, and negotiate with, a third party that makes an unsolicited bona fide acquisition proposal if the GNOG Board or the GNOG Special Committee determines in good faith after consultation with its outside legal counsel and financial advisor that (i) such acquisition proposal either constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and (ii) failure to take such actions would be inconsistent with the directors’ fiduciary duties under applicable law (the “No-Shop Provision”). Upon notice of the receipt of a Superior Proposal by GNOG, DraftKings will have certain match-rights to amend the terms of the Acquisition.

Closing Conditions

The obligation of each Party to consummate the Acquisition is subject to the satisfaction or mutual waiver at or prior to the Closing (as defined in the Merger Agreement) of each of the following conditions: (1) receipt of GNOG stockholder approval, (2) receipt of DraftKings stockholder approval, (3) authorization for listing on NASDAQ of shares of New DraftKings Class A Common Stock issuable pursuant to the Acquisition upon official notice of issuance, (4) expiration or early termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, (5) receipt of all requisite gaming approvals by GNOG and DraftKings in connection with the Acquisition, (6) absence of any law or governmental order that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Acquisition, and (7) the Registration Statement on Form S-4 should have become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”).

The obligation of DraftKings to consummate the Acquisition is subject to the satisfaction or waiver at or prior to the Closing of certain additional conditions, including, among other conditions, (1) the accuracy of GNOG’s representations and warranties contained in the Merger Agreement (subject to Company Material Adverse Effect (as defined in the Merger Agreement) and certain de minimis qualifiers), (2) GNOG’s performance of its obligations under the Merger Agreement in all material respects, (3) the absence, since the date of the Merger Agreement, of any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, (4) all Company Material Licenses (as defined in the Merger Agreement) being in full force and effect, and (5) the Commercial Agreement being in full force and effect.

The obligation of GNOG to consummate the Acquisition is subject to the satisfaction or waiver at or prior to the Closing of certain additional conditions, including, among other conditions, (1) the accuracy of DraftKings’ representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers and certain de minimis qualifiers), (2) DraftKings’, New DraftKings’ and Merger Subs’ performance of its obligations under the Merger Agreement in all material respects, and (3) the absence, since the date of the Merger Agreement, of any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect (as defined in the Merger Agreement).

Termination Rights

The Merger Agreement may be terminated by DraftKings or GNOG under certain circumstances, including, among other termination rights, (i) by mutual written consent of DraftKings and GNOG, (ii) by either DraftKings or GNOG if the closing of the Acquisition has not occurred on or before February 28, 2022, subject to extension, and (iii) by DraftKings if, among others, (A) the GNOG Board has made a change of recommendation to its stockholders to approve the Acquisition (a “Change of Recommendation”), (B) at any time following receipt of an acquisition proposal and prior to the Company Written Consent Delivery Date, the GNOG Board fails to reaffirm its approval or recommendation of the Merger Agreement and the merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from DraftKings (provided that the GNOG Board will not be required to reaffirm such approval or recommendation on more than two occasions), (C) GNOG Board has failed to hold a vote of the holders of GNOG Shares in order to obtain the required approval of its stockholders prior to a specified time, (D) GNOG fails to deliver the GNOG Written Consent to DraftKings on or prior to the Company Written Consent Delivery Date, or (E) there is a material breach by GNOG of its representations, warranties, agreements or covenants of the Merger Agreement that is not cured within a specifed period of time, and (iv) by GNOG if, (A) there is a material breach by DraftKings of its representations, warranties, agreements or covenants of the Merger Agreement that is not cured within a specifed period of time, (B) at any time prior to the later of (x) the GNOG stockholder approval is obtained and (y) one day after the date on which DraftKings could have but did not exercise its "matching" right pursuant to the Merger Agreement in relation to an acquisition proposal prior to the Company Written Consent Delivery Date, in order to concurrently enter into an alternative acquisition agreement with respect to a Superior Proposal (provided that GNOG has complied with the applicable provisions under the Merger Agreement and paid the Termination Fee and DraftKings Expense Reimbursement, or (C) DraftKings fails to timely deliver the DraftKings Written Consent to GNOG.

In the event the Merger Agreement is terminated (1) by DraftKings pursuant to (i) GNOG’s failure to obtain the required stockholders approval, (ii) GNOG’s material breach of its obligations under the No-Shop Provision and, within twelve months of such termination, the GNOG enters into a definitive agreement in respect of another acquisition transaction and subsequently consummates such transaction, (iii) a Change of Recommendation by the GNOG Board, or (iv) GNOG’s failure to timely deliver the GNOG Written Consent, or (2) by GNOG in order to accept a Superior Proposal, GNOG agrees to pay to DraftKings a termination fee equal to $55 million (the “Termination Fee”) and reimburse DraftKings for its reasonable and documented out-of-pocket expenses incurred in connection with the Acquisition (the “DraftKings Expense Reimbursement”). The Termination Fee and the DraftKings Expense Reimbursement will be DraftKings’ sole and exclusive remedy in connection with the foregoing terminations except in the case of GNOG’s willful breach of the Merger Agreement.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2021, DraftKings and GNOG issued a joint press release, a copy of which is furnished herewith as Exhibit 99.1, announcing DraftKings’s and GNOG’s entry into the Merger Agreement and related matters.

Attached as Exhibit 99.2 hereto and incorporated by reference herein is the investor presentation dated August 9, 2021, that will be used by DraftKings with respect to the Merger.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of DraftKings under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. When used in this Current Report on Form 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, DraftKings’s and GNOG’s expectations with respect to future performance and anticipated financial impacts of the Acquisition, the satisfaction of the closing conditions to the Acquisition and the timing of the completion of the Acquisition. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DraftKings’s and GNOG’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DraftKings and GNOG following the announcement of the Merger Agreement and the transactions contemplated therein; (2) the inability to complete the Acquisition, including due to failure to obtain approval of the stockholders of DraftKings, approvals or other determinations from certain gaming regulatory authorities, or other conditions to closing in the Merger Agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the inability to obtain or maintain the listing of New DraftKings Class A Common Stock on Nasdaq following the Acquisition; (5) the risk that the Acquisition disrupts current plans and operations as a result of the announcement and consummation of the Acquisition; (6) the ability to recognize the anticipated benefits of the Acquisition, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Acquisition; (8) changes in applicable laws or regulations, particularly with respect to gaming, gambling, sportsbooks, fantasy sports and other similar businesses; (9) the possibility that DraftKings, GNOG or the combined company may be adversely affected by other economic, business, and/or competitive factors, (10) market and supply chain disruptions due to the COVID-19 outbreak or other epidemics, pandemics or similar public health events; and (11) other risks and uncertainties indicated from time to time in the information/prospectus relating to the Acquisition, including those under “Risk Factors” in DraftKings’s filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see DraftKings’s filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number
99.1	Press Release, dated August 9, 2021, issued by DraftKings Inc. and Golden Nugget Online Gaming, Inc.

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN NUGGET ONLINE GAMING, INC.

Date: August 9, 2021	By:	/s/ Michael Harwell
Name: Michael Harwell